FOR IMMEDIATE RELEASE

CONTACTS:                       James G. Rakes, Chairman, President & CEO  (540) 951-6236
              jrakes@nbbank.com
David K. Skeens, Treasurer (540) 951-6347
             dskeens@nbbank.com

NATIONAL BANKSHARES, INC.  BOARD OF DIRECTORS
DECLARES SEMI-ANNUAL DIVIDEND AND CONTINUES
STOCK REPURCHASE PLAN

BLACKSBURG, VA, MAY 12, 2010:  NATIONAL BANKSHARES, INC. (NASDAQ Capital Market: NKSH) announced today that its Board of Directors approved payment on June 1, 2010 of a semi-annual dividend of $0.44 per share to stockholders of record as of May 24, 2010. This dividend is 7.3% higher than the semi-annual dividend that was paid on June 1, 2009.

In other business, the Board of Directors renewed its authorization of a stock repurchase plan under which management is authorized to purchase up to 100,000 shares of National Bankshares, Inc.’s common stock in the open market.  This authorization extends from June 1, 2010 to May 31, 2011.  The Company’s current stock repurchase plan expires on May 31, 2010.  The Company’s management has not yet determined how many shares, if any, might be purchased under the continued stock repurchase plan.

National Bankshares, Inc. is a financial holding company headquartered in Blacksburg, Virginia.  It is the parent company of National Bank, a community bank that has 25 office locations throughout Southwest Virginia.  Additional information is available on the Company’s web site at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com